UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2005

INPHONIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51023	52-2199384
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1010 Wisconsin Avenue, Suite 600, Washington, DC	20007
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (202) 333-0001

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02.	Completion of Acquisition or Disposition of Assets.

On January 4, 2005, InPhonic, Inc. (the “Company”) completed the acquisition of certain assets and liabilities of A1 Wireless USA, Inc. (“A1”) through CAIS Acquisition LLC (“CAIS”), a wholly-owned subsidiary of the Company, pursuant to the terms and conditions of the Asset Purchase Agreement dated December 17, 2004 between A1 and CAIS and the First Amendment to the Asset Purchase Agreement dated January 4, 2005, among A1, CAIS and the Company. A Current Report on Form 8-K was filed on January 10, 2005 to report this transaction.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Audited Balance Sheet of A1 as of December 31, 2003 and 2004 and the related Statements of Operations, Stockholders’ Deficit and Cash Flows for the years ended December 31, 2003 and 2004.

(b)	Pro Forma Financial Information.

Unaudited Pro Forma Condensed Consolidated Balance Sheets of InPhonic, Inc. as of December 31, 2004	PF-2

Unaudited Pro Forma Condensed Consolidated Statements of Operations of InPhonic, Inc. for the year ended December 31, 2004	PF-3

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information	PF-4

(c)	Exhibits.

2.1	†	*	Asset Purchase Agreement, dated as of December 17, 2004, between A1 Wireless USA, Inc. and CAIS Acquisition LLC.

2.1.	1	*	First Amendment to the Asset Purchase Agreement, dated as of January 4, 2005, between A1 Wireless USA, Inc., CAIS Acquisition LLC and InPhonic, Inc.

†	Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Securities and Exchange Commission.

*	Previously filed with the Securities and Exchange Commission as an Exhibit to the registrant’s Current Report on Form 8-K filed on January 10, 2005 and incorporated by reference herein.

INDEPENDENT AUDITORS’ REPORT

To the Stockholders of

A1 Wireless USA, Inc.

We have audited the accompanying balance sheet of A1 Wireless USA, Inc. as of December 31, 2003 and the related statement of operations, stockholders’ deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of A1 Wireless USA, Inc. as December 31, 2003 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles accepted in the United States of America.

The company has restated its financial statements as of and for the year ended December 31, 2003 as discussed in note 11 to the financial statements.

/s/ Bertucelli & Malaga, LLP

March 21, 2005

Ronkonkoma, New York

INDEPENDENT AUDITOR’S REPORT

To Stockholders of

A1 Wireless USA, Inc.:

We have audited the accompanying balance sheet of A1 Wireless USA, Inc. (the “Company”), as of December 31, 2004, and the related statement of operations, stockholders’ deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 2004 financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2004, and the results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

March 21, 2005

McLean, Virginia

A1 Wireless USA, Inc.

Balance Sheets

December 31, 2003 and 2004

(in thousands, except share amounts)

	2003	2004
	(Restated)
Assets
Current assets:
Cash and cash equivalents	$229	$1,009
Accounts receivable
Trade	60	1,034
Related party	—	2,805
Employee loans	12	13

Total accounts receivable	72	3,852

Inventory, net	763	2,986
Prepaid expenses	19	37

Total current assets	1,083	7,884
Deposits	50	50
Property and equipment, net	296	256
Website development costs, net	77	56

Total assets	$1,506	$8,246

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable
Trade	$147	$5,562
Related party	3,022	115

Total accounts payable	3,169	5,677
Accrued expenses	1,627	4,468
Deferred revenue	5,333	15,603
Current lease obligations	136	95

Total current liabilities	10,265	25,843
Deferred rent	285	558
Long-term capital lease obligations, net of current portion	104	38

Total liabilities	10,654	26,439

Stockholders’ deficit
Common stock, no par value (200 shares authorized, 100 outstanding)	300	300
Accumulated deficit	(9,448)	(18,493)

Total stockholders’ deficit	(9,148)	(18,193)

Total liabilities and stockholders’ deficit	$1,506	$8,246

See accompanying notes to financial statements

A1 Wireless USA, Inc.

Statements of Operations

Years ended December 31, 2003 and 2004

(in thousands)

	2003	2004
	(Restated)
Revenues:
Activations and services	$9,551	$38,092
Equipment	2,723	14,478

Total revenues	12,274	52,570

Cost of revenues, excluding depreciation and amortization:
Equipment	13,666	39,402

Total cost of revenues	13,666	39,402

Operating expenses:
General and administrative expenses, excluding depreciation and amortization	3,290	6,079
Sales and marketing expenses, excluding depreciation and amortization	3,483	15,876
Depreciation and amortization	109	234

Total operating expenses	6,882	22,189

Loss from operations	(8,274)	(9,021)

Other income (expense):
Interest income	2	1
Interest expense	(27)	(3)
Income tax expense	(46)	(2)

Total other expense	(71)	(4)

Net loss	$(8,345)	$(9,025)

See accompanying notes to financial statements

A1 WIRELESS USA, INC.

Statements of Stockholders’ Deficit

Years ended December 31, 2003 and 2004

(In thousands)

	Common stock	Retained earnings	Total stockholders’ deficit
Balance at January 1, 2003	$100	$(1,063)	$(963)
Net loss (Restated)	—	(8,345)	(8,345)
Issuance of common stock shares	200		200

Distribution to shareholders:
Common stock	—	(40)	(40)

Balance at December 31, 2003 (Restated)	300	(9,448)	(9,148)

Net loss	—	(9,025)	(9,025)

Distribution to shareholders:
Common stock	—	(20)	(20)

Balance at December 31, 2004	$300	$(18,493)	$(18,193)

See accompanying notes to financial statements

A1 Wireless USA, Inc.

Statements of Cash Flows

Years ended December 31, 2003 and 2004

(in thousands)

	2003	2004
	(Restated)
Cash flows from operating activities:
Net loss	$(8,345)	$(9,025)
Adjustments to reconcile net loss to to net cash used in operating activities:
Depreciation and amortization	109	234
Changes in operating assets and liabilities:
Accounts receivable	(60)	(974)
Inventory	(574)	(2,223)
Prepaid expenses	(19)	(18)
Employee loans	(7)	(1)
Deposits	(39)	—
Accounts payable	175	5,415
Accrued payroll and vacation	23	35
Accrued expenses	1,716	2,764
Deferred rent	285	273
Deferred revenue	4,890	10,271

Net cash provided by (used in) operating activities	$(1,846)	$6,751

Cash flows from investing activities:
Purchase of intangible assets	(99)	—
Purchase of property and equipment	(221)	(172)

Net cash used in investing activities	$(320)	$(172)

Cash flows from financing activities:
Shareholder distribution	(40)	(20)
Proceeds from borrowing on capital leases	183	52
Principal repayments on debt	(104)	(119)
Net borrowings from related parties	2,352	(5,712)

Net cash provided by (used in) financing activities	$2,391	$(5,799)

Net increase in cash and cash equivalents	$225	$780
Cash and cash equivalents, beginning of year	4	229

Cash and cash equivalents, end of year	$229	$1,009

Interest received during the year	$2	$1
Interest paid during the year	$27	$3

See accompanying notes to financial statements

A1 Wireless USA, Inc.

Notes to Financial Statements

December 31, 2003 (Restated) and 2004

(dollars in thousands, except share amounts)

(1)	The Company

(a)	Business Description

A1 Wireless USA, Inc. (the “Company”) is an online seller of services and devices to consumers through its own branded websites, including www.A1wireless.com. The Company has an e-commerce platform that integrates the merchandising, provisioning, procurement, customer care and billing operations into a single system for the online sale of wireless services and devices. The Company sells wireless services and devices to consumers through thousands of branded partner websites that it creates and manages, and through sophisticated online search advertising campaigns

The Company is headquartered and maintains it technology and operational center in Long Island City, New York.

(b)	Risk and Uncertainties

The Company’s operations are subject to certain risks and uncertainties including, among others, actual and potential competition by entities with greater financial resources, rapid technological changes, the need to retain key personnel and protect intellectual property and the availability of additional capital financing on terms acceptable to the Company.

The Company has incurred net losses since inception of approximately $18,493. However, the Company generated positive cash flow from operations for the first time for the year ended December 31, 2004. Historically, management has relied on affiliate and shareholder financings to fund its operating deficit. The Company may require additional financing to fund future operations.

(2)	Summary of Significant Accounting Principles

(a)	Basis of Presentation

The financial statements include the accounts of A1 Wireless USA, Inc. The Company is an affiliate of Personal Communication Center, Inc. (“PCC”) which is a seller of wireless services and devices on a wholesale basis. PCC incubated the Company as an online extension of the wholesale business. In addition, certain of the legal agreements with lenders and wireless network carriers (“carriers”) were initially under the name of PCC. As a result, the online business operated by PCC was deemed to be a predecessor in business to the Company. These financial statements reflect all of the online activities of the Company and PCC.

(b)	Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant of such estimates include the

A1 Wireless USA, Inc.

Notes to Financial Statements

December 31, 2003 (Restated) and 2004

(dollars in thousands, except share amounts)

allowance for rebates, valuation of inventory, and estimated useful lives of assets. Actual results could differ from those estimates.

(c)	Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. As of December 31, 2003 and 2004, cash and cash equivalents consisted primarily of investments in money market demand deposits. The Company maintains bank accounts with federally insured financial institutions. At times, balances at each bank may exceed insured limits.

(d)	Concentrations of Credit Risk

Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of accounts receivable. The Company extends credit to carriers on an unsecured basis in the normal course of business. There were no significant outstanding carrier receivables as of December 31, 2003 and 2004.

For each of the years ended December 31, 2003 and 2004, revenues from one carrier were 78% and 61% of the Company’s total revenues, respectively.

(e)	Inventory

Inventory consists primarily of wireless devices. The carrying value of inventory is stated at the lower of cost or market value. Cost is determined using a method which approximates the first-in-first-out method. The Company may write down inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated market value or replacement cost based upon assumptions about future demand and market conditions. During the years ended December 31, 2003 and 2004, the Company had no write downs of inventory.

(f)	Revenue Recognition

Activations and Services Revenues

The Company generates revenues from wireless carriers who pay commissions, as well as volume and performance-based bonuses, for activating wireless services.

The Company defers these commissions until the expiration of any applicable commission chargeback period. The Company also charges for devices, shipping and handling. The Company does sell wireless devices separate from service plans. The provisions of Securities and Exchange Commission Staff Accounting Bulletin (“SAB”) No. 104, require the Company to defer 100% of revenues from carriers until the expiration of any applicable commission chargeback period, which typically ranges from 120 to 180 days, depending on the wireless carrier. Under SAB No. 104 the Company may be permitted to recognize revenues prior to the expiration of the chargeback period once the Company has experienced two years of operating history with the wireless carriers and has sufficient historical evidence to accurately estimate and reserve for future deactivations. As of

A1 Wireless USA, Inc.

Notes to Financial Statements

December 31, 2003 (Restated) and 2004

(dollars in thousands, except share amounts)

December 31, 2004, the Company determined that it did not have sufficient operating history and evidence to reserve for future deactivations.

Equipment Revenues

The Company sells wireless devices and accessories on a stand alone basis and in connection with the wireless activation and services.

SAB No. 104 requires that the Company defer the revenues for purchases of wireless devices, including accessories and shipping, until the expiration of the return period, which is generally 30 days. Total amounts deferred as required under SAB No. 104 were $1,330 and $1,135 as of December 31, 2003 and 2004, respectively. In connection with wireless activations, the Company sells the customer the wireless devices at a significant discount, which may be in the form of a rebate. Customers are offered immediate and future rebates to entice the customer to purchase the service. Immediate rebates are recorded at the point of sale as a reduction of revenues. For rebates to be redeemed in future periods, the Company recognizes net revenues based on historical experience of rebates claimed. Future experience could vary based upon rates of consumers redeeming rebates.

(g)	Cost of Revenues

The major component of cost of revenues, excluding depreciation and amortization, is equipment costs. The Company purchases wireless devices and accessories from wireless carriers, device manufacturers and third-party vendors to sell to customers and indirect retailers in connection with the wireless activation and services business. The Company sells these wireless devices and accessories at a price below cost to encourage the sale and use of the services. The Company does not manufacture any of this equipment.

Costs from the sale of wireless devices and accessories sold directly to customers are recognized at the time of sale.

(h)	General and Administrative Expenses

General and administrative expenses include salaries and benefits and related costs for support functions, including information technology, customer care, including customer credit processing, fulfillment, operations, billing, finance and accounting, human resources, management and professional services. General and administrative expenses exclude depreciation and amortization.

(i)	Advertising Costs

Advertising costs are expensed as incurred.

(j)	Website Development Costs

The Company accounts for the costs relating to the development of its website platform for internal use in accordance with EITF Issue No. 00-2, Accounting for Web Site Development Costs.

A1 Wireless USA, Inc.

Notes to Financial Statements

December 31, 2003 (Restated) and 2004

(dollars in thousands, except share amounts)

The Company completed the development of its website platform in 2002 and capitalized $111. Web development costs consist of internal and external costs incurred to purchase and implement the web software and enhancements to the functionality of the web software, used in the Company’s business. The Company is amortizing these development costs on a straight-line basis over a period of 60 months. These costs are included in depreciation and amortization in the accompanying statements of operations. Amortization expense for the years ended December 31, 2003 and 2004 was $22 and $22, respectively.

(k)	Sales and Marketing Expenses

Sales and marketing expenses include advertising and promotional costs associated with acquiring customers and compensation and benefits for sales personnel. These costs principally include marketing expenses paid for advertising and fees paid to marketers for sales through the private-labeled websites that the Company creates and manages. Sales and marketing expenses exclude depreciation and amortization.

(l)	Property and Equipment

Property and equipment is recorded at cost or fair value at the date of acquisition, net of accumulated depreciation and amortization. Replacements and improvements that extend the useful life of property and equipment are capitalized. Property and equipment is depreciated over the estimated useful life of the asset on a double declining balance basis over periods of three to fifteen years. Leasehold improvements are amortized using the straight line method over the shorter of the estimated useful lives or the terms of the lease. Repairs and maintenance expenditures are expensed as incurred.

Years
Furniture and fixtures	7
Computer and software	3-7
Machinery and equipment	5-15
Leasehold improvements	15

(m)	Income Taxes

The Company is an S Corporation for federal tax purposes and as such is not directly responsible for federal income tax. However, the Company is responsible for New York State and New York City income taxes. State deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. State deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on the state deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

A1 Wireless USA, Inc.

Notes to Financial Statements

December 31, 2003 (Restated) and 2004

(dollars in thousands, except share amounts)

(n)	Fair Value of Financial Instruments

The carrying amounts of cash and cash equivalents, accounts receivable and accounts payable that meet the definition of a financial instrument approximate fair value because of the short-term nature of these amounts.

(o)	Reclassifications

Certain reclassifications have been made to the financial statements as of and for the year ended December 31, 2003 for conformity with the presentation as of and for the year ended December 31, 2004.

(3)	Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation and amortization. Property and equipment consists of the following as of December 31, 2003 and 2004:

	2003	2004
	(in thousands)
Furniture and fixtures	$24	$24
Computers & software	367	384
Machinery & equipment	30	63
Leasehold improvements	20	82

	441	553

Less: Accumulated depreciation and amortization	(145)	(297)

	$296	$256

In 2004, the Company wrote-off fully depreciated computer & software totaling $60. The cost of property and equipment under capital leases was $321 and $335 at December 31, 2003 and 2004, respectively. Accumulated depreciation for assets under capital leases was $68 and $149, at December 31, 2003 and 2004, respectively.

Capital Leases

In 2003 and 2004, the Company entered into capital leases that consist of leased computer equipment. Capital lease obligations totaled $240 and $133 as of December 31, 2003 and 2004, respectively, of which $136 and $95 were recorded as current for the years then ended, respectively. These leases were required to be capitalized in accordance with SFAS No. 13, Accounting for Leases. For leases meeting certain criteria for capitalization, the related asset is recorded in property, plant and equipment and an offsetting amount is recorded as a liability.

(4)	Intangible Assets

Intangible assets consist of website development costs and are being amortized on a straight-line basis over 5 years.

A1 Wireless USA, Inc.

Notes to Financial Statements

December 31, 2003 (Restated) and 2004

(dollars in thousands, except share amounts)

	As of December 31, 2003
	Gross Carrying Amount	Weighted Average Amortization Period	Accumulated Amortization
Amortizing intangible assets:
Website development costs	$111	60 months	$33
Total	$111		$33

	As of December 31, 2004
	Gross Carrying Amount	Weighted Average Amortization Period	Accumulated Amortization
Amortizing intangible assets:
Website development costs	$111	60 months	$55
Total	$111		$55

Aggregate amortization expense for amortizing intangible assets for the year ended December 31, 2004 was $22 and estimated amortization expense for the next three years is $22 in 2005, $22 in 2006, and $12 in 2007.

(5)	Short-term and Long-term Debt

As of December 31, 2004, the Company had no outstanding indebtedness, excluding capital leases and amounts due to related parties (see notes 3 and 9).

(6)	Common Stock

The aggregate number of shares which the Company has the authority to issue is 200, each of which is common stock with no par value. A total of 200 shares were authorized and 100 shares were issued and outstanding at the years ended December 31, 2003 and 2004.

Dividends may be declared and paid on common stock shares at the discretion of the Company’s board of directors and may be paid in cash, property or shares of the Company’s common stock. No common stock dividends have been declared or paid through December 31, 2004.

The holder of each share of common stock is entitled to one vote on all matters voted on by the stockholders of the Company.

(7)	Income Taxes

The Company is an S Corporation and as such, is not directly subject to federal income tax from a Corporate perspective.

A1 Wireless USA, Inc.

Notes to Financial Statements

December 31, 2003 (Restated) and 2004

(dollars in thousands, except share amounts)

The Company is subject to New York State and local income tax. Estimated payments are made on a monthly basis and under or overpayments are trued up when tax returns are completed. Total payments made for New York State taxes were $27 and $37 during the years ended December 31, 2003 and 2004 respectively. The Company believes it is current with all required estimated tax payments.

A1 Wireless USA, Inc.

Notes to Financial Statements

December 31, 2003 (Restated) and 2004

(dollars in thousands, except share amounts)

(8)	Commitments and Contingencies

(a)	Operating Leases

The Company leases office and warehouse space under various operating leases with related parties (see note 9) through 2023. Rent expense was approximately $532 and $652 for the years ended December 31, 2003 and 2004, respectively, and has been included in general and administrative expenses in the accompanying statements of operations. Future minimum lease payments under these operating leases as of December 31, 2004, are:

(in thousands)
December 31,
2005	$480
2006	494
2007	509
2008	525
2009	540
Thereafter	12,952

$15,500

(9)	Related-Party Transactions

During 2003 and 2004, the Company entered into several transactions, primarily for inventory purchases, facility leases and working capital advances, with related parties. All related party transactions are considered short-term and have been included in accounts receivable – related party and accounts payable – related party in the accompanying balance sheets. The following table summarizes the outstanding balances of these related party transactions as of December 31, 2003 and 2004:

	2003	2004
	(in thousands)
Accounts receivable - related party
PCC	$—	$2,733
Laxmi Management	—	72

Total	$—	$2,805

Accounts payable - related party
PCC	$2,657	$—
Ganesh Management	50	—
WSW	210	10
Zodiac	105	105

Total	$3,022	$115

A1 Wireless USA, Inc.

Notes to Financial Statements

December 31, 2003 (Restated) and 2004

(dollars in thousands, except share amounts)

During 2003 and 2004, the Company entered into various inventory transfers with the wholesale business of PCC, an affiliate under common ownership (see note 2(a)). The transfers have been recorded at the carrying value of the inventory being transferred.

The Company leases its primary office space and space for expansion under operating lease arrangements with Ganesh Management and Laxmi Management, both affiliates under common ownership. The lease agreement provides for annual lease payments of approximately $300,000 annually with a stated escalation of 3% per year. The Company has recorded a deferred rent liability related to these operating lease arrangements for the difference in the straight-line rent expense and actual rent payments stated in the agreement.

During 2003 and 2004, Zodiac, Inc. (“Zodiac”) and Wall Street Wireless, Inc. (“WSW”), affiliates with common ownership, made advances to the Company to fund working capital requirements, primarily for the purchase of inventory. These working capital advances are unsecured. The aggregate amounts of advances due to these affiliates was $105 as of December 31, 2003 and 2004.

(10)	Subsequent Events

On January 4, 2005, the Company’s operations were acquired by CAIS Acquisition LLC, a subsidiary of InPhonic’s Inc. (“Inphonic”) in a business combination. The purchase consideration consisted of cash and shares of Inphonic common stock for an aggregate $16.7 million. At the closing, the shareholders of the Company received approximately $10.7 million in cash and 160,226 shares of InPhonic’s common stock. Additionally, the shareholders of the Company have the potential to earn an additional $4.0 million in cash and 76,298 shares of InPhonic’s common stock conditioned upon achieving certain future operating targets.

A1 Wireless USA, Inc.

Notes to Financial Statements

December 31, 2003 (Restated) and 2004

(dollars in thousands, except share amounts)

(11)	Restatement

As a result of corrections of errors primarily in its revenue recognition policies, the Company has restated its previously issued financial statements as of and for the year ended December 31, 2003, related to its accounting treatment for the matters discussed below. The following table summarizes the various adjustments by financial statement line item for 2003:

	Year Ended December 31, 2003
	As Previously Reported *	Adjustments	Restated
Total revenues	$21,375	$(9,101)	$12,274
Income (loss) from operations	507	(8,781)	(8,274)
Net income (loss)	437	(8,782)	(8,345)

	As of December 31, 2003
	As Previously Reported *	Adjustments	Restated
Accounts receivable	$4,515	$(4,443)	$72
Total current assets	5,538	(4,455)	1,083
Total assets	6,010	(4,504)	1,506
Deferred revenue	—	5,333	5,333
Total current liabilities	4,595	5,670	10,265
Total liabilities	5,198	5,456	10,654
Retained earnings (accumulated deficit)	512	(9,960)	(9,448)
Total stockholder’s equity (deficit)	812	(9,960)	(9,148)
Total liabilities and stockholders’ equity (deficit)	6,010	(4,504)	1,506

* The previously reported column represents those revenues as shown in previously issued financial statements.

Adjustments are related to commissions paid to the Company by wireless carriers for activations which are subject to charge-back for deactivations within the carrier-specific deactivation period. SAB No. 104 requires entities to be able to accurately estimate revenues that are subject to refund, or recognize revenue only when the revenue is no longer subject to refund, if accurate estimates cannot be determined. As of December 31, 2003 and 2004, the Company was not able to accurately estimate and reserve for future deactivations, requiring revenues to be deferred until the expiration of the applicable chargeback period.

Adjustments were made under SAB No. 104 that requires that the Company defer the revenues for purchases of wireless devices, including accessories and shipping, until the expiration of the return period, which is generally 30 days.

Additional adjustments were made for unrecorded liabilities relating to the straight-line amortization of escalating lease payments, estimate of rebate liability, city income taxes and insurance liabilities.

Unaudited Pro Forma Condensed Consolidated Financial Information

Introduction

On January 4, 2005, InPhonic, Inc. (InPhonic) completed its acquisition of certain assets and liabilities of A1 Wireless USA, Inc. (A1) in a transaction accounted for as a purchase business combination. As consideration for the acquisition, InPhonic issued 160,226 shares of its common stock valued at approximately $4.2 million, paid $10.7 million in cash to certain shareholders and incurred acquisition-related costs of approximately $1.8 million. InPhonic also executed an earn out agreement with certain shareholders, whereby the shareholders can earn up to $4.0 million in cash and approximately 76,298 shares of InPhonic’s common stock. The purchase price of approximately $16.7 million has been allocated to the tangible and identifiable intangible assets acquired and liabilities assumed on the basis of their estimated fair values.

The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2004, has been prepared to give effect to the acquisition as if it had occurred on January 1, 2004. The unaudited pro forma condensed consolidated balance sheets as of December 31, 2004 has been prepared to give effect to the acquisition as if it had occurred as of December 31, 2004.

The historical consolidated financial statements of A1 have been prepared in accordance with U.S. generally accepted accounting principles.

The unaudited pro forma adjustments are based on preliminary estimates, available information and certain assumptions and may be revised as additional information becomes available. The unaudited pro forma condensed consolidated financial information is not intended to represent what InPhonic’s financial position or results of operations for any future period. Since InPhonic and A1 were not under common control or management for any period presented, the unaudited pro forma condensed consolidated financial results may not be comparable to, or indicative of, future performance.

This unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical financial statements of InPhonic and A1. InPhonic’s historical consolidated financial statements can be found in the its Annual Report on Form 10-K filed on March 10, 2005.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2004

(In thousands)

	Historical		Pro forma Acquisition Adjustments		Pro forma InPhonic, Inc.
	InPhonic, Inc.	A1 Wireless USA, Inc.
Assets
Current assets:
Cash and cash equivalents	$100,986	$1,009	$(1,009	)(a)	$90,286
			(10,700	)(a)
Accounts receivable, net	19,039	3,852	(3,852	)(a)	18,107
			(932	)(c)
Inventory, net	10,860	2,986	(2,986	)(a)	13,736
			2,876	(a)
Prepaid expenses	11,434	37	(37	)(a)	11,434
Deferred costs and other current assets	2,391	—	—		2,391

Total current assets	144,710	7,884	(16,640)		135,954
Restricted cash and cash equivalent	500	—			500
Property and equipment, net	5,975	256	(256	)(a)	6,244
			269	(a)
Goodwill	9,479	—	14,400	(a)	23,879
			—
Intangible assets, net	1,490	56	(56	)(a)	5,990
			4,500	(a)
Deposits and other assets	1,635	50	(50	)(a)	1,635

Total assets	$163,789	$8,246	$2,167		$174,202

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	16,922	5,677	(5,677	)(a)	19,798
			2,876	(a)
Accrued payroll and vacation	2,310	58	(58	)(a)	2,310
Accrued expenses	21,192	4,410	(4,410	)(a)	22,060
			1,800	(a)
			(932	)(c)
Short term capital lease	279	95	(95	)(a)	279
Deferred revenue	10,723	15,603	(15,603	)(a)	10,723

Total current liabilities	$51,426	$25,843	$(22,090)		$55,170

Long term capital lease	261	38	(38	)(a)	261
Deferred rent	—	558	(558	)(a)	—

Total liabilities	51,687	26,439	(22,695)		55,431

Common stock	324	300	(300	)(a)	326
			2	(a)

Additional paid-in capital	238,241	—	4,149	(a)	242,390
Note receivable from stockholder	—	—			—
Accumulated deficit	(126,463)	(18,493)	18,493	(a)	(123,945)
			2,518	(a)

Total stockholders’ equity (deficit)	$112,102	$(18,193)	$24,862		$118,771

Total liabilities-and stockholders’ equity (deficit)	$163,789	$8,246	$2,167		$174,202

See accompanying notes to the unaudited pro forma condensed consolidated financial statements

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2004

(In thousands, except share and per share amounts)

	Historical		Pro forma Acquisition Adjustment		Pro forma InPhonic, Inc.
	InPhonic, Inc.	A1 Wireless USA, Inc.
Revenues:
Activations and services	$165,401	$38,092	$(932	)(c)	$202,561
Equipment	38,799	14,478	—		53,277

Total revenues	204,200	52,570	(932)		255,838

Cost of revenues, excluding depreciation and amortization
Activation and services	24,338	—	—		24,338
Equipment	91,566	39,402	—		130,968

Total cost of revenues	115,904	39,402	—		155,306

Operating expenses:
General and administrative expenses, excluding depreciation and amortization	43,795	6,079	(284	)(b)	49,590
Sales and marketing expenses, excluding depreciation and amortization	47,527	15,876	(932	)(c)	62,471
Depreciation and amortization	6,444	234	900	(d)	7,578
Investment write-off	150	—	—		150

Total operating expenses	97,916	22,189	(316)		119,789

Loss from operations	(9,620)	(9,021)	(616)		(19,257)

Other income (expense):
Interest income	536	1	—		537
Interest expense	(1,155)	(3)	—		(1,158)
Income tax expense	—	(2)	—		(2)

Total other expense	(619)	(4)	—		(623)

Net loss	(10,239)	(9,025)	(616)		(19,880)
Net loss attributable to common stockholders	$(32,288)	$(9,025)	$(616)		$(41,929)

Basic and diluted net loss per share	$(2.29)	$—	$—		$(2.95)

Basic and diluted weighted average shares outstanding	14,074,505	—	160,226	(e)	14,234,731

See accompanying notes to the unaudited proforma condensed consolidated financial statements

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

Note 1 – Pro Forma Adjustments and Assumptions

The following adjustments have been reflected in the unaudited pro forma condensed consolidated financial information:

(a)	The A1 acquisition has been accounted for under the purchase method pursuant to the provisions of SFAS No. 141, Business Combinations. Accordingly, the identifiable net tangible and separately identifiable intangible assets acquired and liabilities assumed were recognized at their estimated fair values as of the date of combination. Certain assets and liabilities that were not included in the business combination have been excluded. The unaudited pro forma adjustments herein are based on preliminary estimates of fair value by an independent appraiser. The final allocation of the purchase price, when completed, may differ materially from the preliminary purchase price allocation herein.

The total consideration paid and preliminary purchase price allocation are as follows:

Purchase price:

Cash consideration paid at closing	$10,700
Purchase price paid at closing in shares of Inphonic common stock	4,151
Estimated costs and expenses	1,800

Total consideration	$16,651

The purchase price paid at closing in shares of InPhonic common stock was valued in accordance with Emerging Issue Task Force No. 99-12, Determination of the Measurement Date for the Market price of Acquirer Securities Issued in a Purchase Business Combination (EITF 99-12) based on the average closing price of InPhonic common stock two days prior and two days after the measurement date, or the date the acquisition was publicly announced by InPhonic. The purchase price attributable to the 160,226 shares of InPhonic common stock has been allocated to the par value and additional paid-in capital line items in the unaudited pro forma condensed consolidated balance sheets.

No amounts related to the earnout consideration have been included in total consideration as the possibility of the amounts ultimately being earned is uncertain.

Purchase price allocation:

Historical net assets of A1	$(2,249)
Goodwill	14,400
Non-compete agreement	500
Trade name	1,000
Carrier relationships	3,000

Total consideration	$16,651

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

(b)	To reduce rent expense for the impact of a new lease agreement negotiated by InPhonic

(c)	To eliminate intercompany revenues, expenses, accounts receivable and accounts payable arising from transactions between InPhonic and A1.

(d)	To reflect the amortization expense related to the identifiable intangible assets associated with the acquisition of A1. InPhonic obtained an independent appraisal in for the preliminary allocation of the purchase price to the identifiable intangible assets related to the acquisition of A1. Identifiable intangible assets are being amortized using straight-line over estimated useful lives of 5 years.

(e)	To reflect the impact of the issuance of 160,226 shares of InPhonic common stock as consideration in the business combination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPHONIC, INC.

/s/ Lawrence S. Winkler
Name:	Lawrence S. Winkler
Title:	Chief Financial Officer, Executive Vice President and Treasurer

Date: March 22, 2005

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 2.1†*	Asset Purchase Agreement, dated as of December 17, 2004, between A1 Wireless USA, Inc. and CAIS Acquisition LLC.

Exhibit 2.1.1*	First Amendment to the Asset Purchase Agreement, dated as of January 4, 2005, between A1 Wireless USA, Inc., CAIS Acquisition LLC and InPhonic, Inc.

†	Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Securities and Exchange Commission.

*	Previously filed with the Securities and Exchange Commission as an Exhibit to the registrant’s Current Report on Form 8-K filed on January 10, 2005 and incorporated by reference herein.